United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2018

Date of Report (Date of earliest event reported)

CM Seven Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	333-220510	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1306, 13/F, AIA Central, 1 Connaught Road, Central, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + 852 3796 2750

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Important Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. Statements that are not historical facts, including statements about the pending transaction between CM Seven Star Acquisition Corporation (“CM Seven Star”), Renren Inc. (“Renren”) and Kaixin Auto Group (“Kaixin”) and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed transaction, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the transactions. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the expected timing and likelihood of completion of the pending transaction, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals; (ii) risks related to the ability of CM Seven Star and Kaixin to successfully integrate the businesses; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the applicable transaction agreements; (iv) the risk that there may be a material adverse change with respect to the financial position, performance, operations or prospects of Kaixin or CM Seven Star; (v) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (vi) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CM Seven Star’s common stock; (vii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Kaixin and CM Seven Star to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; (viii) the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and (ix) risks associated with the financing of the proposed transaction. A further list and description of risks and uncertainties can be found in CM Seven Star’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017 filed with the SEC, in CM Seven Star’s quarterly reports on Form 10-Q filed with the SEC subsequent thereto and in the proxy statement on Schedule 14A that will be filed with the SEC by CM Seven Star in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and CM Seven Star, Renren, Kaixin, and their subsidiaries undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Additional Information and Where to Find It

In connection with the transaction described herein, CM Seven Star will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CM Seven Star will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF CM SEVEN STAR ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT CM SEVEN STAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CM SEVEN STAR, KAIXIN AND THE TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by CM Seven Star with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to CM Seven Star at Suite 1306, 13/F, AIA Central,1 Connaught Road, Central, Hong Kong.

Participants in Solicitation

CM Seven Star, Kaixin, Renren, and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of CM Seven Star common stock in respect of the proposed transaction. Information about CM Seven Star’s directors and executive officers and their ownership of CM Seven Star’s common stock is set forth in CM Seven Star’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Item 1.01 Entry into a Material definitive Agreement

On November 2, 2018, CM Seven Star Acquisition Corporation (“CM Seven Star”) entered into a share exchange agreement (the “Share Exchange Agreement” or the “Agreement”) with Renren Inc. (“Renren” or the “Seller”) and Kaixin Auto Group (“Kaixin”) pursuant to which CM Seven Star would acquire all of the outstanding equity interests of Kaixin (the “Acquisition”).

Business Combination with Kaixin; Acquisition Consideration

Upon the closing of the transactions contemplated in the Share Exchange Agreement, CM Seven Star will acquire 100% of the issued and outstanding securities of Kaixin, in exchange for approximately 28.3 million ordinary shares of CM Seven Star. An additional 4.7 million shares million shares of CM Seven Star will be issued at closing or reserved for issuance under an equity incentive plan to members of Kaixin’s management team in exchange for currently outstanding options in Kaixin. Additionally, 19.5 million earnout shares are to be issued and held in escrow. The Seller may be entitled to receive earnout shares as follows: (1) if the Company’s gross revenue for the year ended December 31, 2019 is greater than or equal to RMB 5,000,000,000, the Seller is entitled to receive 1,950,000 ordinary shares of CM Seven Star; (2) if the Company’s adjusted EBITDA for the year ended December 31, 2019 is greater than or equal to RMB 150,000,000, the Seller is entitled to receive 3,900,000 ordinary shares of CM Seven Star, increasing proportionally to 7,800,000 ordinary shares if Company’s adjusted EBITDA is greater than or equal to RMB 200,000,000; and (3) if the Company’s adjusted EBITDA for the year ended December 31, 2020 is greater than or equal to RMB 340,000,000, the Seller is entitled to receive 4,875,000 ordinary shares of CM Seven Star, increasing proportionally to 9,750,000 ordinary shares if the Company’s adjusted EBITDA is greater than or equal to RMB 480,000,000.

Notwithstanding the Revenue and Adjusted EBITDA achieved by the post-transaction company for any period, Renren will receive the 2019 earnout shares if the stock price of CM7Star is higher than $13.00 for any sixty days in any period of ninety consecutive trading days during an fifteen month period following the closing, and will receive the 2019 earnout shares and the 2020 earnout shares if the stock price of CM7Star is higher than $13.50 for any sixty days in any period of ninety consecutive trading days during a thirty month period following the closing.

Representations and Warranties

In the Share Exchange Agreement, Kaixin and Renren make certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Agreement) relating to, among other things: (a) proper corporate organization of Kaixin and its subsidiaries and other companies in which it is a minority shareholder and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure and title to units; (e) accuracy of charter documents and corporate records; (f) related-party transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) absence of warranty claims; (q) employment and labor matters; (r) taxes and audits; (s) environmental matters; (t) brokers and finders; (u) investment representations and transfer restrictions; (v) that Kaixin is not an investment company; and (w) other customary representations and warranties.

In the Share Exchange Agreement, CM Seven Star makes certain representations and warranties relating to, among other things: (a) title to shares; (b) proper corporate organization and similar corporate matters; (c) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (d) brokers and finders; (e) capital structure; (f) validity of share issuance; (g) minimum trust fund amount; and (g) validity of Nasdaq Stock Market listing; and (h) SEC filing requirements.

Conduct Prior to Closing; Covenants

Kaixin has agreed to operate the business in the ordinary course, consistent with past practices, prior to the closing of the Acquisition (with certain exceptions) and not to take certain specified actions without the prior written consent of CM Seven Star.

The Agreement also contains covenants providing for:

●	Each party providing access to their books and records and providing information relating to their respective business to the other party, its counsel and other representatives;

●	Kaixin to deliver the financial statements required by CM Seven Star to make applicable filings with the SEC;

●	Cooperate in making certain filings with the SEC; and

●	Kaixin agreement to pay a portion of the amount paid by CM Seven Star to extend its life, if applicable.

Conditions to Closing

General Conditions

Consummation of the Share Exchange Agreement and the Acquisition is conditioned on, among other things, (i) the absence of any order, stay, judgment or decree by any government agency making the Acquisition illegal or otherwise preventing the Acquisition; (ii) CM Seven Star receiving approval from its shareholders to the Acquisition, and (iii) CM Seven Star having in excess of $5 million in tangible assets upon closing of the Acquisition (not including any amounts contributed by the Company or the Seller or by investors or financing introduced or procured by the Company or the Seller).

Kaixin and the Seller’s Conditions to Closing

The obligations of the Seller and Kaixin to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

■	CM Seven Star complying with all of its obligations under the Share Exchange Agreement;

■	the representations and warranties of CM Seven Star being true on and as of the closing date of the Acquisition;

■	Kaixin receiving a legal opinion from CM Seven Star’s counsel in the Cayman Islands; and

■	there having been no material adverse effect to Kaixin’s business.

CM Seven Star’s Conditions to Closing

The obligations of CM Seven Star to consummate the transactions contemplated by the Share Exchange Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things:

■	Kaixin complying with all of its obligations under the Share Exchange Agreement;

●	the representations and warranties of Kaixin being true on and as of the closing date of the acquisition and Kaixin complying with all required covenants in the Share Exchange Agreement;

●	there having been no material adverse effect to CM Seven Star’s business;

●	CM Seven Star receiving a legal opinion from Kaixin’s counsel in the PRC and Cayman Islands;

●	the forfeiture by the Seller of all loans listed on the relevant disclosure schedule made to Kaixin or its subsidiaries; and

●	Kaixin selling one of its subsidiaries to an affiliate of the Seller.

Termination

The Share Exchange Agreement may be terminated and/or abandoned at any time prior to the closing, whether before or after approval of the proposals being presented to CM Seven Star’s shareholders, by:

●	Either CM Seven Star or Kaixin or Renren if the closing has not occurred by April 25, 2019;

●	Either CM Seven Star or Kaixin, if Kaixin or any of its stockholders has materially breached any representation, warranty, agreement or covenant contained in the Share Exchange Agreement and such breach has not been cured within thirty (30) days following the receipt by Kaixin or any of its stockholders, as applicable, of Kaixin’s written notice describing such breach; or

●	Kaixin, if CM Seven Star has materially breached any representation, warranty, agreement or covenant contained in the Agreement and such breach has not been cured within thirty (30) days following the receipt by CM Seven Star of Kaixin’s written notice describing such breach.

Effect of Termination

In the event of termination and abandonment by either CM Seven Star or Kaixin or Renren, all further obligations of the parties shall terminate.

Indemnification

Until the one year anniversary of the date of the Agreement, Seller agreed, to indemnify CM Seven Star and its affiliates from any damages arising from (a) any breach of any representation, warranty or covenant made by the Representing Parties, (b) taxes payable to PRC tax authorities reflected in the Kaixin’s audited financial statements as of and for the year ended December, 31 2018 in relation to the Kaixin’s used auto sales business resulting from a materially different tax treatment as compared to the corresponding tax treatment reflected in Kaixin’s audited financial statements as of and for the year ended December, 31 2017, or (c) obligations incurred by CM Seven Star relating to any contingent consideration due and owing to the Kaixin’s dealer partners and after care partners Other than in respect to fraud claims and claims brought under (b) and (c) above, the indemnification applies only to amounts (in aggregate) in excess of $3 million, and the indemnification obligations are capped at the value of 13,055,000 shares that are being held in escrow. Such indemnification can be satisfied with the cancellation of CM Seven Star ordinary shares.

The foregoing summary of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as Exhibit 2.1 hereto.

In addition to the Share Exchange agreement, the following agreements will be entered into in connection with the closing of the business combination.

Escrow Agreement

In connection with the Acquisition, CM Seven Star, the Seller and an escrow agent, will enter into an Escrow Agreement, pursuant to which CM Seven Star shall deposit 22.8 million of its ordinary shares as earnout shares and to secure the indemnification obligations of the Seller as contemplated by the Share Exchange Agreement.

Investor Rights Agreement

In connection with the Acquisition, CM Seven Star and the Seller will enter into an Investor Rights Agreement with respect to certain lock-up arrangements in respect of the Seller, registration rights granted by CM Seven Star in favor of the Seller, certain voting arrangements relating to CM Seven Star and the issuance of options to certain holders of options under Kaixin’s 2018 Equity Incentive Plan pursuant to such Investor Rights Agreement.

Transitional Agreements

In connection with the Acquisition, CM Seven Star and the Seller will enter into a Master Transitional Agreement, Transitional Non-Competition Agreement and Transitional Services Agreement, pursuant to which the Seller will agree to provide certain transitional services in connection with the Acquisition.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Share Exchange Agreement dated November 2, 2018
99.1	Press Release dated November 6, 2018
99.2	Presentation dated November 2018

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2018

CM SEVEN STAR ACQUISITION CORPORATION

By:	/s/ Sing Wang
Name:	Sing Wang
Title:	Chief Executive Officer